For Information Contact:

Company Contact:

Jeff Unger, Investor Relations
(561) 514-0115

Andrew Bard, Weber Shandwick
212-445-8368


          Casual Male Retail Group, Inc. Reports Operating Results
                For the First Quarter of Fiscal 2006
        Operating Income of $.02 per share versus loss of $.03 last year

CANTON, MA, May 18, 2006 -- Casual Male Retail Group, Inc. (NASDAQ/NMS:
"CMRG"), retail brand operator of Casual Male XL, Casual Male Big & Tall, and Rochester Big & Tall, today announced its operating results for the first quarter of fiscal 2006.

For the first quarter of fiscal 2006, net income was $1.4 million, or $0.04 per diluted share, compared to a net loss of $(1.9) million, or $(0.05) per diluted share, for the first quarter of fiscal 2005. Assuming a normalized tax rate of 39.5% similar to the first quarter of fiscal 2006, the net loss for the first quarter of fiscal 2005 would have been $(0.03) per diluted share. Results for the first quarter of fiscal 2006, include a gain of $0.02 per diluted share from the sale of the Company's loss prevention subsidiary, LP Innovations, Inc.

"This is the first time that Causal Male has earned a profit in the first quarter since our acquisition in 2002. Our operating results were $0.05 per diluted share better than a year ago," said David Levin, President and Chief Executive Officer.

Dennis Hernreich, Executive Vice President, COO and CFO, said, "The first quarter's profitability is a continuation of 2005 results; improvement in gross margins together with solid sales gains. Gross margins are anticipated to continue to improve by approximately100 basis points for the balance of the year."

Casual Male is pleased to announce that it has acquired Jared M., an apparel company that specializes in selling custom clothing to professional athletes, almost all of whom are big and tall. "By utilizing our existing real estate, sourcing and marketing capabilities, we see this niche business as a future growth vehicle for our Rochester Big and Tall division. Jared M has the cache, quality and fashion direction that will be a great fit with our existing luxury Rochester brand. Jared Margolis, creator of Jared M., has joined the Casual Male team as president of the Jared M. subsidiary," said David Levin.

Casual Male will host a conference call with security analysts beginning at 11:00 a.m. ET today, Thursday, May 18, 2006, to review the operating results for the first quarter ended April 29, 2006. The call is being webcast and can be accessed at www.casualmale.com/investor. During the conference call the Company may discuss and answer questions concerning business and financial developments and trends. The Company's responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), our above discussion refers to a normalized tax rate for the first quarter of fiscal 2005, which is a non-GAAP measurement. Normalized tax basis reflects a 39.5% effective tax rate on the pre-tax net loss making it comparable to the net income for the first quarter of fiscal 2006 which includes a normalized tax provision. The Company believes that the inclusion of this non-GAAP measure helps investors to gain a better understanding of the Company's performance, especially when comparing such results to previous periods or forecasts. However, this non-GAAP financial measure included in this press release is not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP. The following table shows the reconciliation of the net loss of $0.05 per diluted share for the first quarter of fiscal 2005 on a GAAP basis affected for the adjustment for normalized taxes:

For the 13 weeks ended:                              April 30, 2005
(dollars and shares in millions,        -------------------------------------
 except per share amounts)                                           Net Loss
                                                                    Per Share
Net loss, as reported                    $(1.9)                      $(0.05)
Income tax benefit, assuming normalized
 tax rate of 39.5%                         0.8                         0.02
                                      ---------------------------------------
Adjusted net loss, after normalized
tax benefit                              $(1.1)                      $(0.03)
						  =======================================
Weighted average shares
  outstanding - diluted                   34.2

Casual Male Retail Group, Inc., the largest retailer of big and tall men's apparel with retail operations throughout the United States, Canada and London, England, operates 487 Casual Male Big & Tall stores, the Casual Male e-commerce site, Casual Male catalog business, 13 Casual Male at Sears-Canada stores and 23 Rochester Big & Tall stores and a direct to consumer business. The Company is headquartered in Canton, Massachusetts and its common stock is listed on the Nasdaq National Market under the symbol "CMRG."

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 31, 2006, that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company.

                            [tables to follow]




                      CASUAL MALE RETAIL GROUP, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share data)

							   For the three months ended
                                       April 29, 2006       April 30, 2005
                                       --------------       --------------
Sales                                    $  102,864            $  97,298
Cost of goods sold including
Occupancy                                    57,860               57,059
                                         ----------            ---------
Gross profit                                 45,004               40,239

Expenses:
  Selling, general and administrative        39,359               37,162
  Depreciation and amortization               3,250                2,978
                                         ----------            ---------
Total expenses                               42,609               40,140
                                         ----------            ---------
Operating income                              2,395                   99

Other income (expense), net                   1,112                    -
Interest expense, net                        (1,219)              (1,980)
                                         ----------            ----------
Income (loss) before income
taxes                                         2,288               (1,881)

Provision for income taxes                      901                    -
                                         ----------            ----------
Net income (loss)                          $  1,387            $  (1,881)
                                         ==========            ==========

Net income (loss) per share
- basic and diluted                          $0.04                ($0.05)

Weighted-average number of common shares
outstanding:     Basic                      34,887                 34,234
                 Diluted                    37,118                 34,234



                        CASUAL MALE RETAIL GROUP, INC.
                         CONSOLIDATED BALANCE SHEETS
                      April 29, 2006 and January 28, 2006
                                (In thousands)


                                         April 29, 2006     January 28, 2006
ASSETS                                   --------------     ----------------

Cash and investments                       $     8,769         $   5,568
Assets held for sale (land and building)             -            26,629
Inventories                                    103,301            91,546
Other current assets                             8,192             8,216
Property and equipment, net                     50,566            51,273
Goodwill and other intangibles                  90,871            89,618
Other assets                                    10,963            10,981
                                          -------------       -----------
   Total assets                            $   272,662         $ 283,831
                                          =============       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses
 and other liabilities                     $    56,025        $   61,850
Notes payable                                        -            37,387
Long-term debt, net of current portion          94,750            95,437
Deferred gain                                   27,477                 -
Stockholders' equity                            94,410            89,157
                                           -----------        -----------
   Total liabilities and
    stockholders' equity                   $   272,662        $  283,831
                                           ===========        ===========

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